FOURTH AMENDMENT

TO

SIXTH AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

THIS FOURTH AMENDMENT TO THE SIXTH AMENDED AND RESTATED AGREEMENT (this “Agreement”), made as of this 1st day of May, 2024 , between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008, as amended (the “Original Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Investment Advisory Agreement (as defined below), waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A; and

WHEREAS, the parties have entered into a 3rd Amended and Restated Investment Management Agreement with respect to certain Funds dated as of January 29, 2017 (“Management Agreement”) and an Investment Management Agreement II with respect to certain Funds dated as of November 13, 2015 (“Management Agreement II”) (together, the Management Agreement and Management Agreement II shall be referred to herein as, the “Investment Advisory Agreement”); and

WHEREAS, as of May 18, 2011, the parties amended and restated the Original Agreement (the “A&R Agreement”) in order to clarify certain exclusions included in Section 1 thereto; and

WHEREAS, as of April 1, 2014, the parties amended and restated the A&R Agreement (the “2nd A&R Agreement”) in order to clarify certain fee waivers included in Section 1 thereto; and

WHEREAS, as of May 12, 2016, the parties amended and restated the 2nd A&R Agreement (the “3rd A&R Agreement”) in order to reflect the amending and restating of certain agreements as referenced in these recitals; and

WHEREAS, as of November 17, 2017, the parties amended and restated the 3rd A&R Agreement (the “4th A&R Agreement”) in order to clarify certain exclusions included in Section 1 and to reflect the amending and restating of certain agreements as referenced in these recitals; and

WHEREAS, as of January 29, 2019, the parties amended and restated the 4th A&R Agreement (the “5th A&R Agreement”) in order to change the expense limits set by this agreement from a limit on each Fund’s total annual operating expenses to a limit on each Fund’s other operating expenses; and

WHEREAS, as of August 19, 2022, the parties amended and restated the 5th A&R Agreement (the “6th A&R Agreement”) in order to clarify certain exclusions included in Section 1 thereto; and

WHEREAS, as of January 29, 2023, the parties amended the 6th A&R Agreement in order to extend the term of the operating expense caps for certain Funds included on Appendix A thereto and to reflect the liquidation of AQR International Equity Fund.

WHEREAS, as of May 1, 2023, the parties amended the 6th A&R Agreement in order to add reorganization expenses to the list of exclusions included in Section 1 thereto and to amend Appendix A to the 6th A&R Agreement in order to extend the term of the 6th A&R Agreement for certain Funds included therein.

WHEREAS, as of January 29, 2024, the parties amended the 6th A&R Agreement in order to extend the term of the 6th A&R Agreement for certain Funds included therein.

WHEREAS, the parties desire to amend Appendix A to the 6th A&R Agreement in order to extend the term of the 6th A&R Agreement for certain Funds included therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Trust and AQR agree as follows:

1. AMENDMENT TO APPENDIX A. Appendix A of the 6th A&R Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the 6th A&R Agreement, as amended, shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Henry Parkin
	Name: Nicole DonVito		Name: Henry Parkin
	Title: Vice President, Chief Legal Officer and Secretary		Title: Managing Director

APPENDIX A

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	0.20%	January 29, 2019 – January 28, 2025
	I	0.20%	January 29, 2019 – January 28, 2025
	R6	0.10%	January 29, 2019 – January 28, 2025
AQR Diversified Arbitrage Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Large Cap Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2025
	N	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR Small Cap Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2025
	N	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR International Momentum Style Fund	I	0.15%	January 29, 2019 – January 28, 2025
	N	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR Managed Futures Strategy Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Multi-Asset Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Large Cap Defensive Style Fund	N	0.15%	January 29, 2019 – January 28, 2025
	I	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025

AQR International Defensive Style Fund	N	0.15%	January 29, 2019 – January 28, 2025
	I	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR Risk-Balanced Commodities Strategy Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Large Cap Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2025
	I	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR Small Cap Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2025
	I	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR International Multi-Style Fund	N	0.15%	January 29, 2019 – January 28, 2025
	I	0.15%	January 29, 2019 – January 28, 2025
	R6	0.05%	January 29, 2019 – January 28, 2025
AQR Emerging Multi-Style II Fund	N	0.20%	January 29, 2019 – January 28, 2025
	I	0.20%	January 29, 2019 – January 28, 2025
	R6	0.10%	January 29, 2019 – January 28, 2025
AQR Long-Short Equity Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Managed Futures Strategy HV Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Style Premia Alternative Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Macro Opportunities Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025

AQR Equity Market Neutral Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Alternative Risk Premia Fund	N	0.20%	May 1, 2019 – April 30, 2025
	I	0.20%	May 1, 2019 – April 30, 2025
	R6	0.10%	May 1, 2019 – April 30, 2025
AQR Diversifying Strategies Fund	N	0.20%	June 8, 2020 – April 30, 2025
	I	0.20%	June 8, 2020 – April 30, 2025
	R6	0.10%	June 8, 2020 – April 30, 2025
AQR Sustainable Long-Short Equity Carbon Aware Fund	N	0.20%	December 14, 2021 – April 30, 2025
	I	0.20%	December 14, 2021 – April 30, 2025
	R6	0.10%	December 14, 2021 – April 30, 2025